dish

Computershare

Computershare Trust Company, N.A.
150 Royall Street
Canton Massachusetts 02021

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 JNT

Subscription Rights 12345678901234

RIGHTS CERTIFICATE

DISH NETWORK CORPORATION SUBSCRIPTION RIGHTS FOR CLASS A COMMON STOCK

Access the website listed below or complete appropriate sections on reverse side of this form

The terms and conditions of the rights offering are set forth in DISH Network Corporation's prospectus supplement dated November 22, 2019 and the accompanying prospectus dated November 7, 2019 (collectively, the "Prospectus"), and are incorporated by reference herein. Copies of the Prospectus are available upon request from the Information Agent, Georgeson LLC toll free at (877) 278-4751.

To submit your instructions immediately, go to [XX]

To enter the above site, enter your Account Code and Control Code located below when prompted. DISH Network Corporation has provided this dedicated and secure website for you to submit your subscription instructions and view electronic payment instructions.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE: December 9, 2019 (unless extended)

Maximum Shares of Class A Common Stock Available for Subscription:	[XX]	Account Code:	______
Number of Subscription Rights Issued:	[XX]	Control Code:	______

The registered holder (the "Holder") of this Rights Certificate named above is entitled to the number of transferable subscription rights (the "Subscription Rights") shown above to subscribe for shares of Class A common stock, par value $0.01 per share ("Class A Common Stock"), of DISH Network Corporation (the "Company"). Each Subscription Right entitles the Holder to purchase one share of Class A Common Stock, at a subscription price of $33.52 per whole share of Class A Common Stock (the "Subscription Price") upon the terms and conditions specified in the Prospectus. To subscribe for Class A Common Stock, the Holder must do one of the following prior to 5:00 p.m. Eastern Time, on the expiration date of December 9, 2019 (unless extended): (a) submit the exercise of their Subscription Rights at [XX] and send a wire transfer or a check drawn on a bank located in the United States and payable to "Computershare" for an amount equal to the number of shares of Class A Common Stock subscribed for under the Subscription Rights, or (b) send a properly completed and executed Rights Certificate and a check drawn on a bank located in the United States and payable to "Computershare" for an amount equal to the number of shares of Class A Common Stock subscribed for under the Subscription Rights.

A participating Holder of Subscription Rights will have no right to rescind a purchase after submission of the subscription instructions at [XX] and payment by means of wire transfer or check or after the Subscription Agent has received a properly completed and executed Rights Certificate and payment by means of a check. Capitalized terms used but not defined in this Rights Certificate shall have the meanings assigned to them in the Prospectus. This Rights Certificate shall be governed by and construed in accordance with the laws of Nevada. To subscribe pursuant to the Subscription Rights, payment of $33.52 per whole share of Class A Common Stock for the full number of shares of Class A Common Stock for which the Holder is subscribing must accompany the Rights Certificate or, in the case of subscription instructions submitted via the web address included herein, be made by wire transfer. See the reverse side for forms.

COY	Class	Rights Qty Issued	Rights Cert #
XXXX	Subscription Rights	XXX,XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (If more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

036AXH

To subscribe for Class A Common Stock under the Subscription Rights please complete line "A" on the card below.

Example:

1 Subscription Right = 1 Share of Class A Common Stock

A.	10 (No. of shares of Class A Common Stock)	x	$33.52 (Subscription Price)	=	$335.20 (Payment to be Remitted)

Payment for Class A Common Stock: Full payment for the shares of Class A Common Stock to be issued under the Subscription Rights must accompany this Rights Certificate. Please reference your Rights Certificate Control Code on your check.

If you are not exercising in full your Subscription Rights, check box C below and we will attempt to sell any remaining unexercised Subscription Rights.

Expiration Date: **December 9, 2019**

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A. Subscription (Exercise of 1 Subscription Right = 1 Share of Class A Common Stock) ________ (Subscription Rights Exercised) ________ (No. of Shares of Class A Common Stock) x $33.52 (Subscription Price) = $________

B. Amount of Check Enclosed = $________

C. ☐ Sell any remaining Subscription Rights ☐ Sell all of my Subscription Rights

SECTION 1. TO SUBSCRIBE AND/OR SELL (by Holder): I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated as the total on line A above and/or irrevocably instruct you to sell the number of shares of Class A Common stock indicated on line C above upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. Please use this section if you are the holder named on this Rights Certificate and wish to exercise or sell some or all of your Subscription Rights.

Signature(s) of Subscriber(s) ________

Please give your telephone number: (____) ________

Please give your e-mail address: ________

SECTION 2A. TO TRANSFER SUBSCRIPTION RIGHTS: Please use this section if you are the holder named on this Rights Certificate and wish to transfer some or all of your Subscription Rights. For value received, ________ of the Subscription Rights represented by this Rights Certificate are assigned to:

(Print Full Name and Social Security Number of Assignee) ________

(Print Full Address) ________

Signature(s) of Assignor(s) ________

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Rights Certificate.

SECTION 2B. TO SUBSCRIBE AND/OR SELL (by Assignee): I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated as the total on line A above and/or irrevocably instruct you to sell the number of shares of Class A Common stock indicated on line C above upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. Please use this section if Subscription Rights have been transferred to you by the holder named on this Rights Certificate pursuant to Section 2A above and you, as assignee, wish to exercise or sell some or all of such transferred Subscription Rights.

Signature(s) of Assignee Subscriber(s) ________

Please give your telephone number: (____) ________

Please give your e-mail address: ________

Subscription Delivery Options:

Option 1:

Complete Subscription Form Online.

XXXXXXXXXXXXXXXXXXXX

Option 2:

Return Rights Certificate by first class mail or overnight courier to: Computershare.

By First Class Mail:
Computershare
C/O Voluntary Corporate Actions/DISH
P.O. Box 43011
Providence, RI 02940-3011

By Express Mail or Overnight Courier:
Computershare
C/O Voluntary Corporate Actions/DISH
150 Royall Street, Suite V
Canton, MA 02021

Any questions regarding this Rights Certificate and Rights Offering may be directed to the Information Agent, Georgeson LLC toll free at (877) 278-4751.